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                                                                    EXHIBIT 10.2


                                 AMENDMENT TO
                             EMPLOYMENT AGREEMENT

     THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") is made, dated and effective as of September 1, 1998 by and between IndyMac, Inc. ("Employer") and Gary Clark ("Officer"). Capitalized terms not otherwise defined herein shall have the respective meanings given such terms in the Employment Agreement (as defined below).

                                  WITNESSETH

     WHEREAS, Employer and Officer have entered into that certain Employment Agreement dated as of January 1, 1998 (the "Employment Agreement"), pursuant to which Officer has agreed to serve, among other positions, as Executive Vice President, of Employer;

     WHEREAS, Employer has proposed and Officer has agreed to amend the Employment Agreement to provide for the grant of restricted stock, in addition to stock options, and to clarify certain provisions of the Employment Agreement; and

     WHEREAS, Employer and Officer wish to amend the Employment Agreement on the terms and subject to the conditions set forth herein below.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Section 4(c) of the Employment Agreement is hereby amended to read in its entirety as follows:

     "Stock Options and Restricted Stock". Beginning with the 1998 Fiscal Year and in respect of each of the following Fiscal Years during the term of this Agreement, Holdings may grant to Officer stock options and/or restricted stock for such number of shares of Holdings' common stock as the Compensation Committee in its sole discretion determines, taking into account Officer's and Holdings' performance and the competitive practices then prevailing regarding the granting of stock options and restricted stock. Subject to the foregoing, it is anticipated that the number of shares in respect of each annual stock option and/or restricted stock grant shall be in accordance with the number of shares granted to officers of Employer at a level similar to Officer's level. The stock options and/or restricted stock described in this Section 4(c) in respect of a Fiscal Year shall be granted at the same time as Holdings grants stock options and/or restricted stock to its other officers in such Fiscal Year.
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     All stock options granted in accordance with this Section 4(c): (i) shall be granted pursuant to Holdings' current stock option plan, or such other stock option plan or plans as may be in effect or come into effect during the term of this Agreement, (ii) shall have a per share exercise price equal to the fair market value (as defined in the current Plan or such other plan or plans) of the common stock at the time of grant, (iii) shall become exercisable in three equal installments on each of the first three anniversaries of the date of grant, (iv) shall become immediately and fully exercisable in the event of a Change in Control (as defined in Appendix B) or in the event that Officer's employment is terminated due to death or Disability or by Employer other than for Cause (as defined in Section 5(c)), and (v) shall be subject to such other reasonable and consistent terms and conditions as may be determined by the Compensation Committee and set forth in the agreement or other document evidencing the award. All restricted stock granted in accordance with this Section 4(c): (i) shall be granted pursuant to Holdings' current stock option plan, or such other stock option plan or plans as may be in effect or come into effect during the term of this Agreement, (ii) shall be priced and vest in accordance with the terms set by the Compensation Committee, (iii) shall become immediately and fully vested in the event of a Change in Control (as defined in Appendix B) or in the event that Officer's employment is terminated due to death or Disability or by Employer other than for Cause (as defined in Section 5(c)), provided, however, that with respect to a termination by Employer other than for Cause, restricted stock granted in accordance with this Section 4(c) shall become immediately and fully vested only to the extent that such restricted stock would, under the terms of such restricted stock, vest within twelve (12) months of such termination, and (iv) shall be subject to such other reasonable and consistent terms and conditions as may be determined by the Compensation Committee and set forth in the agreement or other document evidencing the award."

     2. The last sentence of Section 5(b) is hereby amended to read in its entirety as follows:

     "This Agreement in all other respects will terminate upon the death of Officer; provided, however, that (i) the termination of the Agreement shall not affect Officer's entitlement to all other benefits in which he/she has become vested or which are otherwise payable in respect of periods ending prior to its termination, and (ii) to the extent not otherwise vested, all outstanding stock options and restricted stock granted to Officer pursuant to Section 4(c) will vest upon his/her death."

     3. Section 5(d)(i) of the Employment Agreement is hereby amended to read in its entirety as follows:

     "Except as provided in Section 5(d)(ii) below, if during the term of this Agreement, Officer's employment shall be terminated by Employer other than for

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     Cause, or by Officer because Employer has committed a "Material Breach" of this Agreement, then Employer shall:

          (1) pay Officer in a single payment as soon as practicable after the Termination Date, but in no event later than thirty (30) days thereafter, (A) an amount in cash equal to one year of Officer's base salary at the Annual Rate at the Termination Date and (B) an amount equal to the incentive compensation paid or payable to Officer pursuant to Section 4(b) in respect of the Fiscal Year immediately preceding the Fiscal Year in which Officer's Termination Date occurs; provided, however, that in the event the first anniversary of the Termination Date occurs on a date prior to the end of a Fiscal Year, Employer shall also pay Officer an amount equal to the product of (x) the incentive compensation paid or payable to Officer pursuant to Section 4(b) in respect of the Fiscal Year immediately preceding the Fiscal Year in which Officer's Termination Date occurs and (y) a fraction, the numerator of which is (I) the number of days elapsed since the end of the immediately preceding Fiscal Year through Officer's Termination Date and (II) the denominator of which is 365, and

          (2) until the first anniversary of such Termination Date, provide the benefits specified in the last sentence of Section 4(d) hereof.

     Employer shall also pay in a single payment as soon as practicable after the Termination Date, but in no event later than thirty (30) days thereafter, any unpaid incentive compensation payable to Officer pursuant to Section 4(b) in respect of the Fiscal Year immediately preceding the Fiscal Year in which Officer's Termination Date occurs, as calculated pursuant to the terms and conditions of this Agreement, including, but not limited to, the terms of Appendix A. For the purpose of this provision, the term "Material Breach" shall mean a material breach of this Agreement by Employer which is committed in bad faith and which is not remedied within a reasonable period of time after receipt of written notice from Officer specifying such breach.

     4. Section 8(k)(i)(A) of the Employment Agreement is hereby amended to read in its entirety as follows:

     "engage in any business, whether as an employee, consultant, partner, principal, agent, representative or stockholder (other than as a stockholder of less than a one percent (1%) equity interest) or in any other corporate or representative capacity with any other business whether in corporate, proprietorship, or partnership form or otherwise, where such business is engaged in any activity which competes with the business of Employer (or its subsidiaries or affiliates, including Countrywide Credit Industries, Inc. and its subsidiaries) as conducted on the date Officer's employment terminated or which will compete with any proposed business

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     activity of Employer (or its subsidiaries or affiliates, including
     Countywide Credit Industries, Inc. and its subsidiaries) in the planning stage on such date;"

     5. No Other Amendment. Except as expressly amended herein, the Employment
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Agreement shall remain in full force and effect as currently written.

     6. Counterparts. This Amendment may be executed in any number of
        ------------
counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

                                         INDYMAC, INC

                                         By: /s/ Christina Ching
                                            -------------------------
                                         Name:Christina Ching
                                         Title: Senior Vice President

                                         GARY CLARK


                                         /s/ Gary Clark
                                         ---------------------------

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